UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 11, 2011

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H & H IMPORTS, INC.

(Exact name of registrant as specified in its charter)

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Florida	000-53539	80-149096
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14044 Icot Blvd., Clearwater, Florida 33760

(Address of principal executive offices) (Zip Code)

727-288-2739

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 11, 2011 (the “Closing Date”), H&H Imports, Inc. (the “Company”) and Octagon Capital Partners, an accredited investor (the “Investor”), entered into a Securities Purchase Agreement (“Securities Purchase Agreement”) attached hereto as Exhibit 10.1, pursuant to which the Investor purchased from the Company a Convertible Debenture (the “Debenture”), attached hereto as Exhibit 4.1, in the principal amount of $750,000 (the “Investment”). The Debenture bears interest at a rate of 0% per annum and is convertible into shares of the Company's common stock (“Common Stock”) at any time commencing on the date of the Debenture at a conversion price of $0.20 per share, subject to adjustment (the “Conversion Price”). The Debenture is due and payable on December 1, 2011 (the “Maturity Date”).  In connection therewith, the Company also issued the following warrants (the “Warrants”) to the Investor: 3,750,000 Series A Common Stock Purchase Warrants, 1,875,000 Series B Common Stock Purchase Warrants and 1,875,000 Series C Common Stock Purchase Warrants, such warrants further described below. Total commissions and fees payable to placement agents in connection with this transaction are $90,000 in cash, 375,000 Series A Common Stock Purchase Warrants, 187,500 Series B Common Stock Purchase Warrants and 187,500 Series C Common Stock Purchase Warrants.

Pursuant to the terms of the Securities Purchase Agreement, the Company agreed, among other things, to use the net proceeds of approximately $660,000 from the Investment substantially for working capital.

Pursuant to the terms of the Debenture, the Investor received full-ratchet anti-dilution protection in the event that any shares of Common Stock, or securities convertible into Common Stock, are issued at less than the Conversion Price of the Debenture, except in connection with the following issuances of the Company's Common Stock, or securities convertible into Common Stock: (i) shares issuable under currently outstanding securities, including outstanding stock options, (ii) securities issuable upon the exchange or exercise of the Debenture or Warrants, (iii) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, or (iv) the sale of up to an additional $8,000,000 of the Company’s securities under terms and conditions acceptable to the placement agent.

The Debenture is convertible at the option of the Investor at any time until the Debenture is no longer outstanding.  If on the Maturity Date the VWAP (the daily volume weighted average price of the Company’s Common Stock on the trading market on which such stock is listed or quoted) is greater than the Conversion Price, the Debenture will automatically convert into shares of the Company’s Common Stock at the Conversion Price.

Furthermore, provided that the Debenture outstanding, if during any ten trading day period following the earlier of (i) the effective date of any registration statement registering any portion of the shares underlying the Debenture or the Warrants, or (ii) the six month anniversary of the Closing Date, the average of the VWAPs for such ten trading days is lower than the initial Conversion Price (the “Reset VWAP”), then the Investor shall be entitled to receive additional shares of Common Stock equal to (a) the number of shares of Common Stock issuable upon conversion of the Debenture, multiplied by the Conversion Price divided by the Reset VWAP less (b) the number of shares issuable upon conversion of the Debenture.

Upon the occurrence of an event of default of the Debenture that is not subsequently cured within the applicable “cure” period, the Debenture shall bear an interest rate of 18% per annum (or the maximum extent permitted under applicable law) and shall be immediately due and payable.

The Company also agreed under the Securities Purchase Agreement to indemnify Investor for losses arising out of or resulting from material breaches of representations, warranties, agreements and covenants made by the Company in the Securities Purchase Agreement or the other agreements entered into in connection therewith.

The foregoing summary of the terms and conditions of the Securities Purchase Agreement, the Debenture, and the Warrants do not purport to be complete and is qualified in its entirety by reference to the full text of each of the aforementioned documents attached as Exhibits hereto, and which are hereby incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a description of the terms of the Securities Purchase Agreement, Convertible Debenture and Warrants, including the issuance of the securities in connection therewith.

On the Closing Date, in consideration of $750,000, the Company issued a Convertible Debenture in the principal amount of $750,000 to an accredited investor and (i) 3,750,000 Series A Warrants to purchase one share of Common Stock exercisable at $0.15 per share; (ii) 1,875,000 Series B Warrants to purchase one share of Common Stock exercisable at $0.25 per share; and (iii) 1,875,000 Series C Warrants to purchase one share of Common Stock exercisable at $0.50 per share (the Series A Warrant, Series B Warrant and Series C Warrants, collectively the “Warrants”). The Warrants expire three (3) years from the date of issuance and are redeemable by the Company at $0.01 per share, subject to certain conditions.  The Series B Warrant may not be exercised until after the Series A Warrant has been exercised in full and the Series C Warrant may not be exercised until after the Series B Warrant has been exercised in full. The Warrants also contain a cashless exercise provision in the event the underlying shares of Common Stock are not registered at any time after 6 months from the Closing Date.   Total commissions and fees payable to placement agents in connection with this transaction are $90,000 in cash, 375,000 Series A Common Stock Purchase Warrants, 187,500 Series B Common Stock Purchase Warrants and 187,500 Series C Common Stock Purchase Warrants.

The securities issued to the Investor were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. The securities contain a legend restricting transferability absent registration or applicable exemption. The Investor received current information about the Company and had the opportunity to ask questions about the Company.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

4.1	Convertible Debenture
4.2	Form of Series A Warrant
4.3	Form of Series B Warrant
4.4	Form of Series C Warrant
10.1	Securities Purchase Agreement effective April 11, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&H Imports, Inc.

By:	/s/ STEVEN ROGAI
Name:	Steven Rogai
Title:	President

Dated: April 15, 2011

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